Exhibit 99.B(h)(2)

SCHEDULE D

TO THE AMENDED AND RESTATED

ADMINISTRATION AND TRANSFER AGENCY AGREEMENT

BETWEEN

SEI INSTITUTIONAL MANAGED TRUST

AND

SEI INVESTMENTS FUND MANAGEMENT

DATED AS OF DECEMBER 10, 2003

AS AMENDED JUNE 17, 2004, MARCH 8, 2006, JUNE 23, 2006, MARCH 14, 2007, JANUARY 31,
2008, JUNE 26, 2008, MARCH 25, 2009, JUNE 25, 2009, FEBRUARY 16, 2010, DECEMBER 6,
2011, MARCH 28, 2012, AUGUST 7, 2014, SEPTEMBER 15, 2014,

DECEMBER 9, 2014 AND JUNE 22, 2015

Portfolios:                                                                This Agreement shall apply with respect to all portfolios of the Trust, either now existing or in the future created.  The following is a listing of the current portfolios of the Trust (collectively, the “Funds”):

Large Cap Fund

Large Cap Value Fund

Large Cap Growth Fund

Tax-Managed Large Cap Fund

Small Cap Fund

Small Cap Value Fund

Small Cap Growth Fund

Tax-Managed Small/Mid Cap Fund

Mid-Cap Fund

Core Fixed Income Fund

U.S. Fixed Income Fund

High Yield Bond Fund

Real Estate Fund

U.S. Managed Volatility Fund

Enhanced Income Fund

Global Managed Volatility Fund

Real Return Fund

Tax-Managed Managed Volatility Fund

S&P 500 Index Fund

Prime Obligation Fund

Multi-Strategy Alternative Fund

Multi-Asset Accumulation Fund

Accumulation Commodity Strategy Subsidiary Ltd. (a wholly owned subsidiary of Multi-Asset Accumulation Fund)

Multi-Asset Income Fund

Multi-Asset Inflation Managed Fund

Inflation Commodity Strategy Subsidiary Ltd. (a wholly owned subsidiary of Multi-Asset Inflation Managed Fund

Multi-Asset Capital Stability Fund

Long/Short Alternative Fund

Dynamic Asset Allocation Fund

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Fees:                                                                                            Pursuant to Article 6, the Trust shall pay the Administrator the following fees, at the annual rate set forth below calculated based upon the aggregate average daily net assets of the Trust:

Large Cap Fund	0.30%
Large Cap Value Fund	0.30%
Large Cap Growth Fund	0.30%
Tax-Managed Large Cap Fund	0.30%
Small Cap Fund	0.30%
Small Cap Value Fund	0.30%
Small Cap Growth Fund	0.30%
Tax-Managed Small/Mid Cap Fund	0.30%
Mid-Cap Fund	0.30%
Core Fixed Income Fund	0.28%
U.S. Fixed Income Fund	0.28%
High Yield Bond Fund	0.30%
Real Estate Fund	0.30%
U.S. Managed Volatility Fund	0.30%
Enhanced Income Fund	0.30%
Global Managed Volatility Fund	0.30%
Real Return Fund	0.30%
Tax-Managed Managed Volatility Fund	0.30%
S&P 500 Index Fund	0.22%
Prime Obligation Fund	0.22%
Multi-Strategy Alternative Fund	0.30%
Multi-Asset Accumulation Fund (inclusive of CFC)	0.30%
Multi-Asset Income Fund	0.30%
Multi-Asset Inflation Managed Fund (inclusive of CFC)	0.30%
Multi-Asset Capital Stability Fund	0.30%
Long/Short Alternative Fund	0.30%
Dynamic Asset Allocation Fund	0.30%

[END OF SCHEDULE D]

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